Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 6, 2024, in the Registration Statement (Form S-3) and related Prospectus of Victory Capital Holdings, Inc. dated June 30, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 30, 2025